EXHIBIT 4.4

                                 REVOLVING NOTE

                                 Houston, Texas

$8,000,000                                                  September 30, 1997

      FOR VALUE RECEIVED, HENLEY HEALTHCARE, INC., a Texas corporation, promises to pay to the order of COMERICA BANK-TEXAS, a Texas banking corporation, at any office thereof in the State of Texas (or such other place as the holder hereof may hereafter designate in writing), in immediately available funds and in lawful money of the United States of America, the principal sum of Eight Million Dollars ($8,000,000) (or the unpaid balance of all principal advanced against this note, if that amount is less), together with interest as follows: (a) interest on the unpaid principal balance of this note from time to time outstanding at the Stated Rate and interest on all past due amounts, both principal and accrued interest, from the respective due dates thereof until paid at the Past Due Rate and (b) the Additional Interest; PROVIDED, that for the full term of this note the interest rate produced by the aggregate of all sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the debt evidenced hereby (including, but not limited to, all interest on this note at the Stated Rate plus the Additional Interest) shall not exceed the Maximum Legal Rate.

      1. DEFINITIONS. As used in this note, the following terms shall have the respective meanings indicated:

      (a) "ADDITIONAL INTEREST" means the aggregate of all amounts accrued or paid pursuant to this note or any of the other Loan Documents (other than interest on this note at the Stated Rate) which, under applicable laws, is or may be deemed to constitute interest on the indebtedness evidenced by this note.

      (b) "LOAN AGREEMENT" means the Amended and Restated Loan Agreement dated June 30, 1997, between Maker and Payee, as the same may be amended, supplemented, restated or replaced from time to time.

      (c) "MAKER" means HENLEY HEALTHCARE, INC., a Texas corporation.

      (d) "OBLIGOR" means any person or entity now or hereafter primarily or secondarily obligated to pay all or any part of the Indebtedness.

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      (e) "PAYEE" means COMERICA BANK-TEXAS, a Texas banking corporation, and any other holder or holders of this note from time to time and, upon acquisition of this note by any holder or holders other than the named payee, effective as of the time of such acquisition, the term "Payee" shall mean all of the then holders of this note, to the exclusion of all prior holders not then retaining or reserving an interest in this note, to the end that all the rights, powers, remedies, liens, benefits and privileges accruing and to accrue hereunder to Payee, as such term is used herein, shall inure to the benefit of and be owned and held by the holder or holders of this note from time to time, whether such holder acquires this note through succession to or assignment from a prior Payee.

      (f) "STATED RATE" means, on any day, the rate per annum as provided in
Section 2.4 of the Loan Agreement for interest on principal of this note, not to exceed the Maximum Legal Rate for such day.

Capitalized terms used herein and not defined herein shall have the meanings herein as are assigned to them, respectively, in the Loan Agreement.

      2. LOAN AGREEMENT; ADVANCES; SECURITY. This note has been issued pursuant to the terms of the Loan Agreement, and is the Revolving Note referred to in the Loan Agreement. Advances against this note by Payee or other holder hereof shall be governed by the terms and provisions of the Loan Agreement. Reference is hereby made to the Loan Agreement for all purposes. Payee is entitled to the benefits of and security provided for in the Loan Agreement. The unpaid principal balance of this note at any time shall be the total of all amounts lent or advanced against this note less the amount of all payments or permitted prepayments made on this note and by or for the account of Maker. All loans and advances and all payments and permitted prepayments made hereon may be endorsed by the holder of this note on a schedule which may be attached hereto (and thereby made a part hereof for all purposes) or otherwise recorded in the holder's records; PROVIDED, that any failure to make notation of (a) any advance shall not cancel, limit or otherwise affect Maker's obligations or any holder's rights with respect to that advance, or (b) any payment or permitted prepayment of principal shall not cancel, limit or otherwise affect Maker's entitlement to credit for that payment as of the date received by the holder.

      3. COMPUTATION OF INTEREST. Interest on the amount of each advance against this note shall be computed on the amount of that advance and from the date it is made.

      4. MANDATORY PAYMENTS OF PRINCIPAL AND INTEREST; MANDATORY PREPAYMENTS. Accrued and unpaid interest on the unpaid principal balance of this note shall be due and payable as provided in Section 2.4.1 of the Loan Agreement. In addition, the principal of this note, together with accrued and unpaid interest on the unpaid principal balance of this note, shall be due and

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payable on the Revolving Note Maturity Date. Mandatory Prepayments of this note shall be made in accordance with Section 2.8 of the Loan Agreement.

      5. NO USURY INTENDED; SPREADING. Reference is hereby made to Section 2.5 of the Loan Agreement, which is incorporated herein and hereby made a part hereof. Notwithstanding any provision to the contrary contained in this note or any of the other Loan Documents, it is expressly provided that in no case or event shall the aggregate of (i) all interest on the unpaid balance of this note, accrued or paid from the date hereof and (ii) the aggregate of any other amounts accrued or paid pursuant to this note or any of the other Loan Documents, which under applicable laws are or may be deemed to constitute interest upon the indebtedness evidenced by this note from the date hereof, ever exceed the Maximum Legal Rate. In this connection, Maker and Payee stipulate and agree that it is their common and overriding intent to contract in strict compliance with applicable usury laws. In furtherance thereof, none of the terms of this note or any of the other Loan Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Legal Rate. Maker or other parties now or hereafter becoming liable for payment of the indebtedness evidenced by this note shall never be liable for interest in excess of the Maximum Legal Rate. If, for any reason whatever, the interest paid or received on this note during its full term produces a rate which exceeds the Maximum Legal Rate, the holder of this note shall credit against the principal of this note (or, if such indebtedness shall have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be necessary to cause the interest paid on this note to produce a rate equal to the Maximum Legal Rate. All sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of this note, so that the interest rate is uniform throughout the full term of this note. The provisions of this Paragraph shall control all agreements, whether now or hereafter existing and whether written or oral, between Maker and Payee.

      6. DEFAULT. If any Default or Event of Default or similar event (however denominated) occurs under any Loan Document, then that shall automatically constitute default under this note, the obligation (if any) of Payee to make further advances against this note shall cease and terminate and the owner or holder hereof may, at its, his or her option, exercise any or all rights, powers and remedies afforded under any Loan Document and by law, including the right to declare the unpaid balance of principal and accrued interest on this note at once mature and payable.

      7. NO WAIVER BY PAYEE. No delay or omission of Payee or any other holder hereof to exercise any power, right or remedy accruing to Payee or any other holder hereof shall impair any such power, right or remedy or shall be construed to be a waiver of the right to exercise any such power, right or remedy. Payee's right to accelerate this note for any late payment or Maker's or any

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other person or entity (other than Payee) to any of the Loan Documents' failure to timely fulfill its other obligations hereunder or under the other Loan Documents shall not be waived or deemed waived by Payee by Payee's having accepted a late payment or late payments in the past or Payee otherwise not accelerating this note or exercising other remedies for Maker's or any other person or entity (other than Payee) to any of the Loan Documents' failure to timely perform its obligations hereunder or under the other Loan Documents. Payee shall not be obligated or be deemed obligated to notify Maker that it is requiring Maker to strictly comply with the terms and provisions of this note and the other Loan Documents before accelerating this note and exercising its other remedies hereunder or under the other Loan Documents because of Maker's failure or any other person or entity (other than Payee) to timely perform its obligations under this note and the other Loan Documents.

      8. WAIVERS BY MAKER AND OTHERS. Except to the extent, if any, that notice of default is expressly required herein or in any of the other Loan Documents, Maker and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such person agrees that his, her or its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or to maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

      9. PARAGRAPH HEADINGS. Paragraph headings appearing in this note are for convenient reference only and shall not be used to interpret or limit the meaning of any provision of this note.

      10. VENUE; CHOICE OF LAW. This note is performable in Harris County, Texas, which shall be a proper place of venue for suit on or in respect of this note. Maker hereby irrevocably agrees that any legal proceeding in respect of this note shall be brought in the district courts of Harris County, Texas, or in the United States District Court for the Southern District of Texas, Houston Division (collectively, the "SPECIFIED COURTS"). Maker hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts of the State of Texas. Maker hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this note or any of the Loan Documents brought in any Specified Court, and hereby further irrevocably waives any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Maker further irrevocably consents to the service of process

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out of any of the Specified Courts in any such suit, action or proceeding by the mailing of copies thereof by certified mail, return receipt requested, postage prepaid, to Maker. Nothing herein shall affect the right of Payee to commence legal proceedings or otherwise proceed against Maker in any jurisdiction or to serve process in any manner permitted by applicable law. Maker agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

      11. OFFSET RIGHTS. Payee is hereby authorized at any time and from time to time, without notice to any person or entity (and Maker hereby WAIVES any such notice) to the fullest extent permitted by law, to set-off and apply any and all monies, securities and other properties of Maker now or in the future in the possession, custody or control of Payee, or on deposit with or otherwise owed to Maker by Payee--including without limitation all such monies, securities and other properties held in general, special, time, demand, provisional or final accounts or for safekeeping or as collateral or otherwise (but excluding those accounts clearly designated as escrow or trust accounts held by Maker for others unaffiliated with Maker)--against any and all of Maker's obligations to Payee now or hereafter existing under this note, irrespective of whether Payee shall have made any demand under this note. Payee agrees to use reasonable efforts to promptly notify Maker after any such set-off and application made by Payee, PROVIDED that failure to give--or delay in giving--any such notice shall not affect the validity of such set-off and application or impose any liability on Payee. Payee's rights under this Paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Payee may have.

      12. SUCCESSORS AND ASSIGNS. This note and all the covenants and agreements contained herein shall be binding upon, and shall inure to the benefit of, the respective legal representatives, heirs, successors and assigns of Maker and Payee.

      13. RECORDS OF PAYMENTS. The records of Payee shall be prima facie evidence of the amounts owing on this note.

      14. SEVERABILITY. If any provision of this note is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this note shall not be affected thereby, and this note shall be liberally construed so as to carry out the intent of the parties to it. Each waiver in this note is subject to the overriding and controlling rule that it shall be effective only if and to the extent that (a) it is not prohibited by applicable law and (b) applicable law neither provides for nor allows any material sanctions to be imposed against Payee for having bargained for and obtained it.

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      15. SALE AND ASSIGNMENT. Payee reserves the right, exercisable in its sole discretion and without notice to Maker or any other person, to sell participations or assign its interest, or both, in all or any part of this note or any loan evidenced by this note.

      16. NOTICES. Any notice, request or other communication required or permitted to be given hereunder shall be made as provided in the Loan Agreement.

      17. PREPAYMENT. Maker may at any time pay the full amount or any part of this note without the payment of any premium or fee.

      18. REVOLVING LOAN. Subject to the terms and provisions of the Loan Agreement, Maker may use all or any part of the credit provided to be evidenced by this note at any time before the Revolving Note Maturity Date. Maker may borrow, repay and reborrow hereunder, and except as set forth in the Loan Agreement, there is no limitation on the number of advances made hereunder so long as the total unpaid principal amount at any time outstanding hereunder does not exceed the lesser of (a) the Borrowing Base, or (b) the Commitment Amount. Pursuant to Article 15.10(b) of Chapter 15 ("CHAPTER 15") of Title 79, Texas Revised Civil Statutes, 1925, as amended, Maker and Payee expressly agree that Chapter 15 shall not apply to this note or to any loan evidenced by this note and that neither this note nor any such loan shall be governed by or subject to the provisions of Chapter 15 in any manner whatsoever.

      19. BUSINESS LOANS. Maker warrants and represents to Payee and all other holders of this note that all loans evidenced by this note are and will be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One.

      20. RENEWAL NOTE. This note is given in renewal, extension and rearrangement, and not in extinguishment, of the unpaid principal balance of that certain promissory note dated June 30, 1997, in the original principal amount of Five Million Dollars ($5,000,000) executed by Maker payable to the order of Payee. All liens, assignments and security interests securing the payment of said promissory note (including without limitation that certain Deed of Trust and Security Agreement dated as of April 30, 1996, executed by Maker in favor of Gary W. Orr Trustee, upon and covering certain property situated in Fort Bend County, Texas, more fully described therein) are hereby ratified, confirmed, brought forward, renewed, extended and rearranged, as security for the payment of this note, in addition to and cumulative of all other security for this note.

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      21. ENTIRE AGREEMENT. This note and the other Loan Documents embody the entire agreement and understanding between Payee and Maker and other parties with respect to their subject matter and supersede all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter. Maker acknowledges and agrees that there is no oral agreement between Maker and Payee which has not been incorporated in this note and the other Loan Documents.


                                    HENLEY HEALTHCARE, INC.,
                                     a Texas corporation



                                    By: /s/   MICHAEL M. BARBOUR
                                              Michael M. Barbour, President

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